Exhibit 1.3

AMENDMENT NO. 2 TO SALES AGREEMENT

This AMENDMENT NO. 2 (this “Amendment”) dated as of June 4, 2021 (the “Effective Date”) to the Amended Agreement (as defined below) is by and among Realty Income Corporation, a Maryland corporation (the “Company”), and the Agents and Forward Purchasers (as such terms are defined in the Amended Agreement) named on the signature pages hereof.

WHEREAS, the parties to this Amendment are parties to the Sales Agreement dated December 6, 2019 (the “Original Agreement”), as amended by Amendment No. 1 to Sales Agreement dated as of August 5, 2020 (“Amendment No. 1”; the Original Agreement, as amended by Amendment No. 1, is hereinafter called the “Amended Agreement”);

WHEREAS, the Company has entered into an Agreement and Plan of Merger dated as of April 29, 2021, as amended and supplemented, if applicable, from time to time (the “Acquisition Agreement,” which term, as used herein, includes all exhibits, schedules and attachments thereto, in each case as amended or supplemented, if applicable, from time to time) with Rams MD Subsidiary I, Inc., a Maryland corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub 1”), Rams Acquisition Sub II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“Merger Sub 2”), VEREIT, Inc., a Maryland corporation (“VEREIT”), and VEREIT Operating Partnership, L.P., a Delaware limited partnership (“VEREIT OP”);

WHEREAS, it is contemplated that, pursuant to and subject to the terms and conditions of the Acquisition Agreement, Merger Sub 2 will be merged with and into VEREIT OP, with VEREIT OP continuing as the surviving entity (the “Partnership Merger”), and, immediately following the Partnership Merger, VEREIT will be merged with and into Merger Sub 1, with Merger Sub 1 continuing as the surviving corporation (the “VEREIT Merger” and, together with the Partnership Merger, the “Acquisition”); and

WHEREAS, the parties hereto desire to amend the Amended Agreement in light of the contemplated Acquisition.

NOW, THEREFORE, in consideration of covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged by each of the parties hereto, the parties hereto agree as follows:

Section 1. Certain Definitions. As used in this Amendment (as defined above), the term “Agreement” shall mean the Amended Agreement (as defined above), as amended by this Amendment; and all other capitalized terms used in this Amendment but not defined herein shall have the respective meanings ascribed thereto in the Amended Agreement.

Section 2. Amendments to Amended Agreement. The Amended Agreement shall be amended as follows, such amendments to be effective as of the Effective Date:

(i)          The following paragraph shall be added to the Amended Agreement as a new paragraph immediately prior to Section 1 of the Amended Agreement:

“The Company has entered into an Agreement and Plan of Merger dated as of April 29, 2021, as amended and supplemented, if applicable, from time to time (the “Acquisition Agreement,” which term, as used herein, includes all exhibits, schedules and attachments thereto, in each case as amended or supplemented, if applicable, from time to time) with Rams MD Subsidiary I, Inc., a Maryland corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub 1”), Rams Acquisition Sub II, LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of the Company (“Merger Sub 2”), VEREIT, Inc., a Maryland corporation (“VEREIT” or the “Acquired Company”), and VEREIT Operating Partnership, L.P., a Delaware limited partnership (“VEREIT OP” and, together with VEREIT, collectively, the “Subject Companies” and, individually, a “Subject Company”). It is contemplated that, pursuant to the Acquisition Agreement, Merger Sub 2 will be merged with and into VEREIT OP, with VEREIT OP continuing as the surviving entity (the “Partnership Merger”), and, immediately following the Partnership Merger, VEREIT will be merged with and into Merger Sub 1, with Merger Sub 1 continuing as the surviving corporation (the “VEREIT Merger” and, together with the Partnership Merger, the “Acquisition”). The date upon which the Acquisition becomes effective is hereinafter called the “Acquisition Date” and, if the Acquisition Agreement is terminated without the Acquisition having become effective, the date of such termination is hereinafter called the “Termination Date”.”

(ii)          Section 1(a) of the Amended Agreement is hereby amended by adding the following paragraphs immediately following Section 1(a)(xli):

“(xlii)      Financial Statements of Acquired Company. To the knowledge of the Company, the consolidated financial statements of each Subject Company included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly the consolidated financial position of such Subject Company and its subsidiaries at the dates indicated and the consolidated income, stockholders’ or partners’ equity, as the case may be, and cash flows of such Subject Company and its subsidiaries for the periods specified; except as may otherwise be stated in the Registration Statement, the General Disclosure Package and the Prospectus, said consolidated financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved, except where any such failure to conform or be consistent would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and the Subject Companies, considered as one enterprise.”

“(xliii)      No Material Adverse Change in Business of Acquired Company. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein, to the knowledge of the Company, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs, financial prospects or business prospects of the Acquired Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.”

“(xliv)      Statistical and Other Data. All (A) statistical and market-related data and (B) data (including financial information), in each case, with respect to the Acquired Company or any of its subsidiaries included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources that the Company reasonably believes to be accurate in all material respects or represent the Company’s good faith estimates that are made on the basis of data derived from sources the Company reasonably believes to be reliable and accurate in all material respects.”

“(xlv)      Absence of Defaults and Conflicts as Result of Acquisition. The Acquisition Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles; and the Acquisition and compliance by the Company with its obligations under the Acquisition Agreement do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, any Agreement or Instrument, except for such conflicts, breaches or defaults or liens, charges or encumbrances that, individually or in the aggregate, would not have a Material Adverse Effect, nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any applicable law, rule, regulation, or governmental or court judgment, order, writ or decree.”

“(xlvi)      Acquired Company Representations and Warranties. To the knowledge of the Company, all of the representations and warranties made by the Acquired Company in the Acquisition Agreement are true and correct (without giving effect to any limitation as to “materiality” or “VEREIT Material Adverse Effect” or similar limitation as set forth therein), except that any representations and warranties that expressly speak as of a particular date were true and correct (without giving effect to any limitation as to “materiality” or “VEREIT Material Adverse Effect” or similar limitation as set forth therein) as of such particular date, except in each case where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect assuming the consummation of the transactions contemplated by the Acquisition Agreement.”

“In the case of the representations and warranties set forth in this Section 1(a) made by the Company on any Representation Date, Applicable Time, Settlement Date or Trade Date occurring after the Acquisition Date or the Termination Date, as the case may be, the representations and warranties set forth in Section 1(a)(xliii) above shall be deemed to have been made as of the Acquisition Date or the Termination Date, as the case may be, rather than as of such Representation Date, Applicable Time, Settlement Date or Trade Date. In addition, notwithstanding anything to the contrary in this Agreement, after the first to occur of the Acquisition Date or the Termination Date, Sections 1(a)(xlv) and 1(a)(xlvi) shall be deemed to have been deleted from this Section 1(a) and the representations and warranties set forth in Sections 1(a)(xlv) and 1(a)(xlvi) shall no longer be made, or be required to be made, by the Company on any Representation Date, Applicable Time, Settlement Date or Trade Date falling on or after the first to occur of the Acquisition Date or the Termination Date, as applicable; provided that the foregoing provisions of this sentence shall not affect any representations or warranties made pursuant to Sections 1(a)(xlv) or 1(a)(xlvi) at any time prior to the first to occur of the Acquisition Date or the Termination Date, as the case may be.”

(iii)          Section 3(t) of the Amended Agreement is hereby deleted and replaced in its entirety with the following:

“(t)      Renewal Deadline. If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), this Agreement is still in effect or any Shares purchased by an Agent as principal remain unsold, the Company will, prior to the Renewal Deadline, (i) promptly notify the Agents and the Forward Purchasers, (ii) promptly file, if it is eligible to do so, a new automatic shelf registration statement relating to the Shares, in a form and substance satisfactory to the Agents and the Forward Purchasers, (iii) promptly notify the Agents and the Forward Purchasers of such filing and (iv) prepare a prospectus supplement relating to the Shares and, promptly after the effectiveness of such new registration statement, file such prospectus supplement, together with the base prospectus filed as part of such registration statement, with the Commission in accordance of the provisions of Rule 424(b) of the 1933 Act Regulations. If, at the time the Company intends to file such a new automatic shelf registration statement, it is not eligible to do so, the Company will, prior to the Renewal Deadline, (a) promptly notify the Agents and the Forward Purchasers, (b) promptly file a new shelf registration statement on the proper form relating to the Shares, in a form and substance satisfactory to the Agents and the Forward Purchasers, (c) use its best efforts to cause such new shelf registration statement to be declared effective within 60 days after the Renewal Deadline or, if Shares purchased by an Agent as principal remain unsold, use its best efforts to cause such new shelf registration statement to be declared effective as soon as reasonably possible after the Renewal Deadline, (d) promptly notify the Agents and the Forward Purchasers of such effectiveness and (e) prepare a prospectus supplement relating to the Shares and, promptly after the effectiveness of such new registration statement, file such prospectus supplement, together with the base prospectus filed as part of such new registration statement, with the Commission in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations. In addition, the Company may, at its option, file a new automatic shelf registration statement relating to the Shares (which, upon effectiveness, shall replace the then-existing shelf registration statement relating to the Shares) for any reason at any time, so long as (1) this Agreement is still in effect and (2) no Shares purchased by any Agent as principal remain unsold, provided that the Company (w) notifies the Agents and the Forward Purchasers prior to filing such new automatic shelf registration statement, (x) files a new automatic shelf registration statement relating to the Shares in a form and substance satisfactory to the Agents and the Forward Purchasers, (y) promptly notifies the Agents and Forward Purchases of such filing and (z) prepares a prospectus supplement relating to the Shares and, promptly after the effectiveness of such new registration statement, files such prospectus supplement, together with the base prospectus filed as part of such registration statement, with the Commission in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations. For purposes of clarity, the parties hereto agree that the Company’s automatic shelf registration statement (File No. 333-256788), which was filed with the Commission on June 4, 2021 and which automatically became effective on such date pursuant to Rule 462(e) of the 1933 Act Regulations, and the Company’s prospectus supplement dated June 4, 2021 relating to the Shares and the related base prospectus dated June 4, 2021, which were filed with the Commission on June 4, 2021 in accordance with the provisions of Rule 424(b) of the 1933 Act Regulations, were filed pursuant to and in accordance with the provisions set forth in the immediately preceding sentence and, accordingly, the provisions of this Section 3(t) set forth below shall be applicable with respect to such registration statement, prospectus supplement and base prospectus. In each of the foregoing cases, the Company will take all other action necessary or appropriate to permit the offering and sale of the Shares to continue as contemplated in the Registration Statement and the Prospectus in effect immediately prior to the filing of any such new shelf registration statement. From and after the effectiveness of any such new registration statement, references herein to the “Registration Statement” and the references to “such registration statement” appearing in the second and third sentences of the fourth paragraph of this Agreement shall be deemed to mean such new registration statement, mutatis mutandis, and, from and after the filing of any such new prospectus supplement and base prospectus pursuant to Rule 424(b) of the 1933 Act Regulations, references herein to the “Prospectus Supplement” and the “Base Prospectus,” the reference to the “base prospectus” appearing in the third sentence of the fourth paragraph of this Agreement, the reference to “a prospectus supplement” appearing in the fourth sentence of the fourth paragraph of this Agreement, and the reference to “such prospectus supplement” appearing in the fifth sentence of the fourth paragraph of this Agreement, shall be deemed to mean such new prospectus supplement or such new base prospectus, as applicable, mutatis mutandis.”

(iv)          Section 3(w) of the Amended Agreement is hereby deleted and replaced in its entirety with the following:

“(w)      Delivery of Future Accountants’ Letters for Acquired Assets. Upon commencement of the offering of Shares under this Agreement, (A) each time Shares are delivered to the applicable Agents as principal on a Settlement Date and (B) promptly after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 3(o) hereof, the Company will cause the applicable independent accountants to furnish to the Agents and the Forward Purchasers or, in the case of clause (A) above, the applicable Agents and Forward Purchasers, as the case may be, a letter, dated such Settlement Date or such Representation Date, as the case may be, in form and substance reasonably satisfactory to the Agents and the Forward Purchasers or, in the case of clause (A) above, such Agents and Forward Purchasers, as the case may be, of the same tenor as the letter referred to in Section 5(j) hereof but modified as necessary to relate to the Registration Statement, the General Disclosure Package and the Prospectus as amended and supplemented to the date of such letter. As used in this Section 3(w), to the extent there shall be a sale of Shares on or following any Representation Date, “promptly” shall be deemed to be at or prior to the Applicable Time for such sale. Without limitation of the foregoing provisions of this Section 3(w), the Company agrees to comply with such provisions in connection with the proposed Acquisition and the financial statements and other financial data of each Subject Company and the related pro forma financial statements, in each case that are included in the Registration Statement, the General Disclosure Package or the Prospectus; provided that, if the Termination Date shall occur, the provisions of this Section 3(w) shall automatically cease to be applicable with respect to the financial statements and other financial data of the Subject Companies and such related pro forma financial statements.”

(v)          Section 5(j) of the Amended Agreement is hereby amended by adding the following sentence at the end of such Section 5(j):

“Without limitation to the foregoing provisions of this Section 5(j), the Company agrees to comply with such provisions in connection with the proposed Acquisition and the financial statements of each Subject Company and the related pro forma financial statements (including delivery of a comfort letter and appropriate consent from each Subject Company’s independent public accounting firm), in each case that are included in the Registration Statement, the General Disclosure Package or the Prospectus.”

Section 3. Original Agreement and Amendment No. 1. The Original Agreement, as amended by Amendment No. 1, is hereby ratified and confirmed in all respects and, except as further amended hereby, shall remain in full force and effect.

Section 4. Parties. This Amendment shall inure to the benefit of and be binding upon the Agents, including any substitute Agents pursuant to Section 9 of the Amended Agreement, the Forward Purchasers, the Company and their respective successors. Nothing expressed or mentioned in this Amendment is intended or shall be construed to give any person, firm or corporation, other than the Agents, the Forward Purchasers, the Company and their respective successors, any legal or equitable right, remedy or claim under or in respect of this Amendment or any provision herein contained. This Amendment and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Agents, the Forward Purchasers, the Company and their respective successors and for the benefit of no other person, firm or corporation.

Section 5. Trial by Jury. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Amendment or the transactions contemplated hereby.

Section 6. GOVERNING LAW AND TIME. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

Section 7. Counterparts; Electronic Signatures. This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same agreement. The words “executed,” “execution,” “signed,” “signature,” and words of like import in this Amendment or in any instruments, agreements, certificates, notices or other documents entered into or delivered pursuant to or in connection with this Amendment shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and electronic signatures (including, without limitation, DocuSign and AdobeSign) and, without limitation to the foregoing, this Amendment and any other amendments or supplements to the Original Agreement or Amendment No. 1 thereto or any certificates or other documents delivered pursuant to the Agreement, as the same may be further amended or supplemented from time to time, may be executed and delivered by the parties by any of the foregoing means. The use of electronic means of transmittal and delivery, electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first written above:

Realty Income Corporation

By:	/s/ Michelle Bushore
	Name:	Michelle Bushore
	Title:	Executive Vice President,
Chief Legal Officer,
General Counsel and Secretary

[Signature Page to the Amendment No. 2 to Sales Agreement]

Mizuho Securities USA LLC,		RBC Capital Markets, LLC,
As Agent		As Agent

By:	/s/ J.T. Deignan	By:	/s/ Alexis Moshang
	Name: J.T. Deignan		Name: Alexis Moshang
	Title: Managing Director		Title: Director

Truist Securities, Inc.,		RBC Capital Markets, LLC,
As Agent		As agent for Royal Bank of Canada,
As Forward Purchaser

By:	/s/ Keith Carpenter	By:	/s/ Alexis Moshang
	Name: Keith Carpenter		Name: Alexis Moshang
	Title: Director		Title: Director

Stifel, Nicolaus & Company, Incorporated,		BofA Securities, Inc.,
As Agent		As Agent

By:	/s/ Chad M. Gorsuch	By:	/s/ Hicham Hamdouch
	Name: Chad M. Gorsuch		Name: Hicham Hamdouch
	Title: Managing Director		Title: Managing Director

Wells Fargo Securities, LLC,		Bank of America, N.A.,
As Agent		As Forward Purchaser

By:	/s/ Elizabeth Alvarez	By:	/s/ Jake Mendelsohn
	Name: Elizabeth Alvarez		Name: Jake Mendelsohn
	Title: Managing Director		Title: Managing Director

Wells Fargo Bank, National Association,		Robert W. Baird & Co. Incorporated,
As Forward Purchaser		As Agent

By:	/s/ Cathleen Burke	By:	/s/ Christopher Walter
	Name: Cathleen Burke		Name: Christopher Walter
	Title: Managing Director		Title: Managing Director

[Signature Page to the Amendment No. 2 to Sales Agreement]

Barclays Capital Inc.,		The Bank of New York Mellon,
As Agent		As Forward Purchaser

By:	/s/ Nicholas Cunningham	By:	/s/ Robert Lynch
	Name: Nicholas Cunningham		Name: Robert Lynch
	Title: Managing Director		Title: Managing Director

Barclays Bank PLC,		By:	/s/ Sabrina Washington
As Forward Purchaser			Name: Sabrina Washington
Title: Director
By:	/s/ Nicholas Cunningham
	Name: Nicholas Cunningham	Jefferies LLC,
	Title: Managing Director	As Agent and as Forward Purchaser

J.P. Morgan Securities LLC,		By:	/s/ Gregory Rinsky
As Agent			Name: Gregory Rinsky
Title: Managing Director
By:	/s/ Stephanie Little
	Name: Stephanie Little	Citigroup Global Markets Inc.,
	Title: Executive Director	As Agent

JPMorgan Chase Bank, National Association,		By:	/s/ Jose Ricaud
As Forward Purchaser			Name: Jose Ricaud
Title: Vice President
By:	/s/ Stephanie Little
	Name: Stephanie Little	Citibank, N.A.,
	Title: Executive Director	As Forward Purchaser

BNY Mellon Capital Markets, LLC,		By:	/s/ Eric Natelson
As Agent			Name: Eric Natelson
Title: Authorized Signatory
By:	/s/ Dan Klinger
	Name: Dan Klinger	Goldman Sachs & Co. LLC,
	Title: Managing Director	As Agent and as Forward Purchaser

By:	/s/ JC Mas	By:	/s/ Ryan Cunn
	Name: JC Mas		Name: Ryan Cunn
	Title: Director		Title: Managing Director

[Signature Page to the Amendment No. 2 to Sales Agreement]

Morgan Stanley & Co. LLC,		Credit Suisse International,
As Agent and as Forward Purchaser		As Forward Purchaser

By:	/s/ Olivier Jacque	By:	/s/ Carole Villoresi
	Name: Olivier Jacque		Name: Carole Villoresi
	Title: Executive Director		Title: Authorized Signatory

UBS Securities LLC,		By:	/s/ Eileen Caluri
As Agent			Name: Eileen Caluri
Title: Authorized Signatory
By:	/s/ Whitney Mikell
	Name: Whitney Mikell	BMO Capital Markets Corp.,
	Title: Executive Director	As Agent

By:	/s/ Lucas Fulton	By:	/s/ Matthew Coley
	Name: Lucas Fulton		Name: Matthew Coley
	Title: Associate Director		Title: Manager, Derivatives Operations

UBS AG London Branch,		By:	/s/ Brian Riley
As Forward Purchaser			Name: Brian Riley
Title: Managing Director, Global Markets
By:	/s/ Alexander Li
	Name: Alexander Li	Bank of Montreal,
	Title: Director	As Forward Purchaser

By:	/s/ Steve Studnicky	By:	/s/ Sue Henderson
	Name: Steve Studnicky		Name: Sue Henderson
	Title: Managing Director		Title: Director, Derivatives Operations

Credit Suisse Securities (USA) LLC,		BTIG, LLC,
As Agent		As Agent

By:	/s/ Jim Cronin	By:	/s/ Stephen Ortiz
	Name: Jim Cronin		Name: Stephen Ortiz
	Title: Managing Director		Title: Managing Director

[Signature Page to the Amendment No. 2 to Sales Agreement]

Regions Securities LLC,
As Agent

By:	/s/ Edward L. Armstrong
Name: Edward L. Armstrong
Title: Managing Director - ECM

Scotia Capital (USA) Inc.,
As Agent

By:	/s/ Michael J. Curran
Name: Michael J. Curran
Title: Managing Director

The Bank of Nova Scotia,
As Forward Purchaser

By:	/s/ Michael J. Curran
Name: Michael J. Curran
Title: Managing Director

TD Securities (USA) LLC,
As Agent

By:	/s/ Brad Limpert
Name: Brad Limpert
Title: Managing Director

[Signature Page to the Amendment No. 2 to Sales Agreement]